UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):
August 10, 2005
VORNADO REALTY L.P.
(Exact Name of Registrant as Specified in Charter)

Delaware	No. 000-22635	No. 13-3925979
(State or Other	(Commission	(IRS Employer
Jurisdiction of	File Number)	Identification No.)
Incorporation)

888 Seventh Avenue	10019
New York, New York	(Zip Code)
(Address of Principal Executive offices)
Registrant’s telephone number, including area code: (212) 894-7000
Former name or former address, if changed since last report: N/A
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities.
SIGNATURE

Item 3.02 Unregistered Sales of Equity Securities.
Public Offering of 9,000,000 Common Shares of Beneficial Interest by Vornado Realty Trust
On August 10, 2005, Vornado Realty Trust (the “Company”) issued and sold 9,000,000 of its common shares of beneficial interest, par value $0.04 per value, at $86.75 per share in an underwritten public offering pursuant to an effective registration statement. The Company has granted to Citigroup Global Markets Inc., the underwriter of the public offering, an option for 30 days from August 4, 2005 to purchase up to an additional 1,350,000 common shares to cover over-allotments.
In connection with that offering, the Company, as the sole General Partner of Vornado Realty L.P. (the “Operating Partnership”), authorized the issuance and sale by the Operating Partnership to the Company of up to 10,350,000 Class A Units of the Operating Partnership’s limited partnership interests at a price of $86.75 per Unit. On August 10, 2005, the Operating Partnership issued and sold to the Company 9,000,000 of its Class A Units of limited partnership interest at $86.75 per Unit pursuant to Section 4(2) of the Securities Act of 1933, as amended. No underwriting discounts or commissions were paid.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VORNADO REALTY L.P. (Registrant)

By:	VORNADO REALTY TRUST,
Sole General Partner

By:	/s/ Joseph Macnow

	Name:	Joseph Macnow
	Title:	Executive Vice President
- Finance and Administration and
Chief Financial Officer
Date: August 10, 2005